CUSIP No. 63888P-10-9                Exhibit A               Page 13 of 91 Pages
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                                     Form of
                  Joint Filing Agreement and Power of Attorney


         1. Introduction. This Joint Filing Agreement and Power of Attorney (this "instrument") is being executed and delivered by the Azure Limited Partnership I, a Washington State limited partnership (the "Partnership"), and each of its general partners, Darlene K. Beck, Debbie R. Reis and Andrew L. Azure (collectively, the "General Partners"). The Partnership is the holder of shares of Common Stock, par value $.001 per share ("Common Stock"), of Natural Health Trends Corp., a Florida corporation ("NHTC"), to an extent that requires the Partnership and each of the General Partners to file a Schedule 13D under the Securities Exchange Act of 1934, as amended (the "Act") and Regulation 13D-G thereunder ("Regulation 13D-G"). The purpose of such Schedule 13D is to report the Partnership's and General Partners' holdings of NHTC Common Stock and certain related matters called for thereunder. In this instrument, the term
Schedule 13D shall hereafter refer to any Schedule 13D (including any amendatory
Schedule 13D) that may be required to be filed under the Act and/or Regulation 13D-G, or that may be advisable to so file, in order to provide and/or update the public disclosures called for thereunder with respect to: (i) the Partnership's and/or any General Partner's holdings of NHTC Common Stock and/or
(ii) the other disclosures required under the Act and Regulation 13D-G.

         2. Joint Filing Agreement. In accordance with the provisions of Rule 13d-1(f) of Regulation 13D-G, each of the undersigned hereby agrees that: (i) the Schedule 13D dated July 31, 1997 of the Partnership and each of the General Partners with respect to NHTC Common Stock is filed on behalf of each of the undersigned, and (ii) any further Schedules 13D with respect to NHTC and/or NHTC Common Stock executed by or on behalf of any of the undersigned shall be filed on behalf of such of the undersigned who shall have executed the same (or on whose behalf the same shall have been executed).

         3. Power of Attorney. Each of the undersigned General Partners (in such capacity, a "Granting Partners") hereby constitutes and appoints each of the other General Partners, with full power of substitution, appointment and revocation, the true and lawful agent and attorney-in-fact of such Granting Partner with full discretionary power and authority, without the consent of such Granting Partner, for and on such Granting Partner's behalf, and in such Granting Partner's name, place and stead: (A) to prepare, execute, deliver and file with the Securities and Exchange Commission and NHTC (and to cause to be prepared, executed, delivered and filed with the Securities and Exchange Commission and NHTC) any and all Schedules 13D that may be necessary or advisable under the Act and/or Regulation 13D-G to file with respect to the Partnership's and/or General Partners' holdings of NHTC Common Stock; and (B) to do and perform all acts and deeds in connection with the foregoing, including without limitation: (i) giving, receiving, executing and delivering all notices, requests and other communications on behalf of such Granting Partner pursuant to or in connection with any Schedule 13D, and (ii) paying expenses incurred or which may be incurred by or on behalf of such Granting Partner in connection with any of the foregoing.


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CUSIP No. 63888P-10-9                Exhibit A               Page 14 of 91 Pages
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         IN WITNESS WHEREOF,  the undersigned has executed this instrument as of the 30th day of July, 1997


AZURE LIMITED PARTNERSHIP I


By:
    --------------------------------           ---------------------------------
    Darlene K. Beck, General Partner           Darlene K. Beck, individually



By:
    --------------------------------           ---------------------------------
    Debbie R. Reis, General Partner            Debbie R. Reis, individually



By:
    --------------------------------           ---------------------------------
    Andrew L. Azure, General Partner           Andrew L. Azure, individually

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